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                                                                      EXHIBIT 21

SUBSIDIARIES OF GTS DURATEK, INC.

GENERAL TECHNICAL SERVICES, INC. (DBA GTS DURATEK)
                                              (MARYLAND)
GTS INSTRUMENT SERVICES, INCORPORATED         (MARYLAND)
GTSD SUB, INC.                                (MARYLAND)
GTSD SUB II, INC.                             (MARYLAND)